EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 18, 2024 relating to the consolidated financial statements of Photronics, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Photronics, Inc. and subsidiaries for the year ended October 31, 2024.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 25, 2025